UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 8, 2005

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50758 (Commission File Number)	20-0734966 (IRS Employer Identification No.)

40 Portman Square, 4th Floor, London, United Kingdom (Address of Principal Executive Offices)	W1H 6LT (Zip Code)

Registrant’s telephone number, including area code:  + 44 20 7486 4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 8, 2005, Mr. Christopher S. Burke resigned from the board of directors of Vistula Communications Services, Inc. (the “Company”) and from his positions as president and chief executive officer of the Company.  Mr. Burke’s resignation results from his desire to reduce his business commitments, particularly outside the United Kingdom. To the knowledge of the Company, his resignation was not in connection with any disagreement concerning matters relating to the Company’s operations, policies or practices.

In his resignation letter to the Company, which is attached hereto as Exhibit 99.1, Mr. Burke agrees to waive his rights to exercise that portion of his outstanding existing option which entitled him to purchase 1,800,000 shares of common stock of the Company and to retain only the right to purchase 200,000 shares of common stock of the Company under his option. In consideration for this waiver, the Company has agreed to extend the period in which Mr. Burke can exercise his option to 12 months following the effective date of his resignation.

Mr. Rupert Galliers-Pratt has been appointed by the board of directors of the Company to the offices of president and chief executive officer of the Company to replace Mr. Burke, effective upon Mr. Burke’s resignation from those positions. Mr. Galliers-Pratt has served as chairman of the Company’s board of directors since its inception. He also serves as chairman of the boards of directors of the Company’s subsidiaries, Vistula Limited, Vistula USA, Inc. and Cardlink Services Limited. He was one of the founding shareholders of Vistula Limited, which the Company acquired in March 2004. Mr. Galliers-Pratt has served as chairman of Vistula Limited since its incorporation in August 2002. From 1996 through July 2002, he was a private investor. From 1992 through 1995, he served as chairman and chief executive officer of Petersburg Long Distance Inc. During that time, Mr. Galliers-Pratt was responsible for establishing ZAO PeterStar, which is the dominant Competitive Local Exchange Carrier in St. Petersburg, and Altel, which was the first cellular operator in Kazakhstan. In addition to Petersburg Long Distance Inc., he has served on the board of directors of a number of listed companies in the United Kingdom and the United States including Optical Care (Bermuda) Limited and Symposium Telecom Inc.

After giving effect to the resignation of Mr. Burke, the Company’s board of directors consists of four members, Mr. Galliers-Pratt, Anthony Warrender, Kevin West and Marcus Payne.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

99.1                           Resignation Letter of Christopher Burke, dated as of February 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: February 25, 2005	By:	/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt
President, Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description

99.1	Resignation Letter of Christopher Burke, dated as of February 8, 2005.